UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2007

LENNOX INTERNATIONAL INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-15149	42-0991521
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2140 Lake Park Blvd. Richardson, Texas	75080
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 497-5000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Lennox Industries Inc. (“LI”), Heatcraft Refrigeration Products LLC (“HRP”) and LPAC Corp. (“LPAC”), each of which are direct or indirect wholly-owned subsidiaries of Lennox International Inc. (“LII”), are parties to each of the following agreements:

•	a Second Amended and Restated Receivables Purchase Agreement, dated as of June 16, 2003, as amended (the “Purchase Agreement”), and

•	a Purchase and Sale Agreement, dated as of June 19, 2000, as amended (the “Sale Agreement”).

On December 13, 2007, LI, HRP and LPAC entered into a Third Omnibus Amendment to Transaction Documents (the “Amendment”) with YC SUSI Trust, Bank of America, National Association (“Bank of America”), Market Street Funding LLC, PNC Bank, National Association (“PNC Bank”), Liberty Street Funding Corp. and The Bank of Nova Scotia (“Scotiabank”) and consented to by LII. The Amendment (i) extends the term of the Purchase Agreement until December 11, 2008, (ii) removes HRP from the Sale Agreement and makes other minor modifications to the Purchase Agreement and the Sale Agreement, (iii) removes Scotiabank as the Administrative Agent and substitutes in lieu thereof Bank of America, (iv) removes Liberty Street Funding Corp. as a purchaser, (v) removes Scotiabank as the Liberty Street Purchaser Agent, (vi) adds Market Street Funding LLC as a purchaser, (vii) adds PNC Bank as the Market Street Purchaser Agent, and (viii) adds PNC Bank as a Market Street Investor. A copy of the Amendment is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

EXHIBIT
NUMBER	DESCRIPTION
10.1
Third Omnibus Amendment dated December 13, 2007, by and among Lennox Industries Inc., Heatcraft Refrigeration Products LLC, LPAC Corp., YC SUSI Trust, Bank of America, National Association, Market Street Funding LLC. PNC Bank, National Association, Liberty Street Funding Corp. and The Bank of Nova Scotia and consented to by Lennox International Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LENNOX INTERNATIONAL INC.
Date: December 18, 2007	By:	/s/ Kenneth C. Fernandez

Name: Kenneth C. Fernandez
Title: Associate General Counsel

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION
10.1
Third Omnibus Amendment dated December 13, 2007, by and among Lennox Industries Inc., Heatcraft Refrigeration Products LLC, LPAC Corp., YC SUSI Trust, Bank of America, National Association, Market Street Funding LLC. PNC Bank, National Association, Liberty Street Funding Corp. and The Bank of Nova Scotia and consented to by Lennox International Inc.

4